UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2019

Fortem Resources Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1020, 909 11th Avenue SW, Calgary, Alberta  T2R 0E7

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 403.241.8912

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

        Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [  ]

Item 1.01

Entry into a Material Definitive Agreement.

On January 25, 2019, we entered into a written agreement with Nevada Radio LLC (dba USA Radio Networks) (“USA Radio”), pursuant to which USA Radio agreed to provide broadcast advertising services to our company. As consideration for USA Radio’s services, we have agreed to pay USA Radio a sum of $60,000 USD over the six-month term of the agreement, payable in installments of $20,000 USD due in advance before any services are performed ($10,000 USD for the first month, plus a deposit of $10,000 to be applied to the sixth month or the final month if the agreement term is extended) and $10,000 USD due on the 29th day of each subsequent month. The agreement with USA Radio and the consideration payable thereunder are subject to approval by the TSX Venture Exchange.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Contract for Broadcast Advertising with USA Radio dated January 25, 2019
99.1	News release dated February 5, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTEM RESOURCES INC.

By:

“Michael Caetano”

Michael Caetano

Chief Operating Officer

Date: February 8, 2019

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